DEVON ENERGY CORPORATION

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned stockholder of Devon Energy Corporation, an Oklahoma corporation, hereby nominates and appoints John W. Nichols and J. Larry Nichols or either one of them, with full power of substitution, as true and lawful agents and proxies to represent the undersigned and vote all shares of stock of Devon Energy Corporation owned by the undersigned in all matters coming before the Annual Meeting of Stockholders (or any adjournment thereof) of Devon Energy Corporation to be held in the Community Room (Mezzanine Floor), Bank of Oklahoma on Wednesday, May 20, 1998, at 11:00 a.m., local time. The Board of Directors recommends a vote "FOR" the matters set forth on the reverse side.

     PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.



           CONTINUED AND TO BE SIGNED ON REVERSE SIDE


                                X
Please mark
votes as in this
example.

WHEN  PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN  THE  MANNER
SPECIFIED  BELOW  BY  THE  STOCKHOLDER. TO  THE  EXTENT  CONTRARY
SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED "FOR"  THE
NOMINEES LISTED IN ITEM 1.

1.  ELECTION OF DIRECTORS
                                   2.  OTHER MATTERS:
Nominees:  David M. Gavrin,
Tom J. McDaniel and                       In their discretion, to
John W. Nichols                    vote with respect to any other
                                   matters  that may come  before
   FOR         WITHHELD            the meeting or any adjournment
(all nominees) (as to all          thereof,   including   matters
nominees)                          incident to its conduct.

                                   I RESERVE THE RIGHT TO REVOKE
                                   THE PROXY AT ANY TIME BEFORE
                                   THE EXERCISE THEREOF.

WITHHELD                           Please  sign exactly  as  your
(as to nominees listed below)      name    appears    at    left,
                                   indicating    your    official
                                   position   or   representative
                                   capacity,  if  applicable.  If
                                   shares are held jointly,  each
                                   owner should sign.
You may withhold your vote for
a particular nominee by            Signature:
marking this box and naming        ______________________________
the nominee for which your         Date _______
vote is being withheld.
                                   Signature:
                                   ______________________________
                                   Date_______